Ex.T3A.53

SCC619 (09/96)	ARTICLES OF INCORPORATION OF
Uno of Kingstowne, Inc.

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1.	The name of the corporation is:
Uno of Kingstowne, Inc.

2.	The number (and classes, if any) of shares the corporation is authorized to issue is (are):

	Number of shares authorized				Class(es)

	100				Common

3.	A.	The corporation’s initial registered office address which is the business address of the initial registered agent is:

		5511 Staples Mill Road,		Richmond	VA	23228
		(number/street)		(city or town)		(ZIP code)

	B.	The registered office is physically located in the [ ] City of [X] County of

Henrico

4.	A.	The name of the corporation’s initial registered agent is

Edward R. Parker

	B.	The initial registered agent is (mark appropriate box):
		(1)		An individual who is a resident of Virginia and
			[ ]	an initial director of the corporation
			[X]	a member of the Virginia State Bar
OR
		(2)	[ ]	a professional corporation or professional limited liability company of attorneys registered under Section 54.1-3902, Code of Virginia

5.	The NAMES and ADDRESSES of the initial directors are:
Aaron D. Spencer – 100 Charles Park Road, West Roxbury, MA 02132
Craig S. Miller – 100 Charles Park Road, West Roxbury, MA 02132
Paul W. MacPhail – 100 Charles Park Road, West Roxbury, MA 02132

6.	INCORPORATOR(S):
	/s/ Robert M. Brown			Robert M. Brown

	Signature(s)			Printed name(s)

See instructions on the reverse.